SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AIXIN LIFE INTERNATIONAL, INC.**, did on July 18, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 19, 2017.

Barbara K. Cegavske
Secretary of State

Certified By: Stephanie Morrow
Certificate Number: C20170719-0148
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Filed in the office of	Document Number
Barbara K. Cegavske	20170307231-66
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 07/18/2017 2:30 PM
	Entity Number: E0339632017-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: AiXin Life International, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CSC Services of Nevada, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 501,000,000 See Att. 1 Par value per share: $ $0.001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	Ethan Chuang	1120 Sixth Avenue	New York	NY	10036
2)	Quanzhong Lin	9 An Rong Lu Jingniu	Chengdu		China

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized and incorporated under Nevada law.

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Vincent McGill | X Vincent J. McGill — Incorporator Signature

Address: 3 Park Avenue | City: New York | State: NY | Zip Code: 10016

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 7/18/2017

This form must be accompanied by appropriate fees.

ATTACHMENT 1 TO

ARTICLES OF INCORPORATION

OF

AiXin Life International, Inc.

3. Authorized Stock:

The Corporation shall be authorized to issue 501,000,000 shares of capital stock, of which 500,000,000 shares shall be shares of Common Stock, $0.001 par value ("Common Stock"), and 1,000,000 shares shall be shares of Preferred Stock, $0.001 par value ("Preferred Stock").

Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to fix by resolution or resolutions the classes, series, and number of each class or series of stock as provided in Nevada Revised Statutes ("NRS") 78.195, 78.1955, and 78.196, as well as prescribe the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued class or series of Preferred Stock; to fix the number of shares constituting such class or series; and to increase or decrease the number of shares of any such class or series, but not below the number of shares thereof then outstanding.

Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.